Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-217216, 333-214061, and 333-203209 on Form S-3 and 333-233700, 333-225833, 333-214063, 333-190982, 333-175320, 333-175319, 333-139597, 333-125183 and 333-81438 on Form S-8 of our report dated April 30, 2020, relating to the consolidated financial statements of iMedia Brands, Inc. and subsidiaries (formerly known as EVINE Live Inc.), appearing in this Annual Report on Form 10-K of iMedia Brands, Inc. for the year ended February 1, 2020.
/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
April 30, 2020